Exhibit 99.2

Xtant Medical Completes Sale of its Coflex® Assets and

Paradigm OUS Businesses to Companion Spine

BELGRADE, Mont., December 1, 2025 — Xtant Medical Holdings, Inc. (NYSE American: XTNT), a global medical technology company focused on surgical solutions for spinal and other orthopedic conditions, today announced that the company has completed its previously announced sale of certain non-core Coflex® spinal implant assets and all OUS entities of Paradigm Spine GmbH to Companion Spine, LLC, and its affiliates.

The purchase price of the transaction was approximately $19.2 million, consisting of $11.0 million in cash and $8.2 million in short-term seller financing in the form of an unsecured promissory note issued by Companion Spine to Xtant, which note is subject to purchase price adjustments. The promissory note matures on January 15, 2026. Xtant intends use the net proceeds from the transactions to reduce long-term debt and provide additional cash liquidity.

Sean Browne, President and CEO of Xtant Medical, stated, “The sale of these businesses to Companion Spine represents a significant step forward for Xtant as we enhance our focus on our core biologics business, driving innovation for surgeons and patients, and delivering sustained improvements in our financial performance. Importantly, we expect that the net proceeds from this transaction, together with our anticipated cash flows generated from operations, will enable us to continue operating without the need for additional external capital. We are immensely proud to have reached this inflection point.”

The operating contributions of these assets and entities are included in the Company’s results through their December 1, 2025 date of sale.

About Xtant Medical Holdings, Inc.

Xtant Medical’s mission of honoring the gift of donation so that our patients can live as full and complete a life as possible, is the driving force behind our company. Xtant Medical Holdings, Inc. (www.xtantmedical.com) is a global medical technology company focused on the design, development, and commercialization of a comprehensive portfolio of orthobiologics serving the chronic and surgical wound care and sports medicine markets, as well as spinal implant systems. Xtant people are dedicated and talented, operating with the highest integrity to serve our customers.

The symbols ™ and ® denote trademarks and registered trademarks of Xtant Medical Holdings, Inc. or its affiliates, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that contain words such as “intends,” ‘‘expects,’’ ‘‘anticipates,’’ ‘‘plans,’’ ‘‘believes,’’ “continue,” “future,” ‘‘will,’’ “potential,” similar expressions or the negative thereof, and the use of future dates. Forward-looking statements in this release include the anticipated use of the net proceeds from the sale to Companion Spine, LLC transactions and the ability to continue operating without the need for additional external capital. The Company cautions that its forward-looking statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the possibility that the anticipated benefits of the transactions are not realized when expected or at all; exposure to potential litigation and adverse tax consequences; the Company’s future operating results and financial performance and its ability to deliver sustained improvements in its financial performance; the Company’s ability to become operationally and financially self-sustaining and less reliant on third-party manufacturers and suppliers; its ability to engage and retain new and existing independent distributors and agents and qualified personnel and the Company’s dependence on key independent agents for a significant portion of its revenue; the effect of inflation, interest rate changes and recessionary factors and supply chain disruptions; the ability to service Company debt, comply with its debt covenants and access additional indebtedness, if needed; its ability to maintain sufficient liquidity to fund its operations without the need for additional external financing, and its ability obtain financing if needed on favorable terms or at all; and other factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (SEC) on March 6, 2025 and subsequent SEC filings, including without limitation its most recent Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025 filed with the SEC on November 10, 2025. Investors are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact:

Kevin Gardner

LifeSci Advisors

kgardner@lifesciadvisors.com

-OR-

Rob Windsor

LifeSci Advisors

rwindsor@lifescipartners.com